UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 10, 2020

Kibush Capital Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55256
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o CSC Services of Nevada, Inc.

2215-B Renaissance Drive

Las Vegas, Nevada 89119

(Address of principal executive offices)

Phone: +(61) 398464288

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 – Entry Into A Material Definitive Agreement

On February 10, 2020, Kibush Capital Corp., a Nevada corporation (the “Company”) entered into an Employment Agreement (the “Agreement”) with Warren Sheppard (“Mr. Sheppard”) an individual. Pursuant to the terms and conditions of the Agreement, Mr. Sheppard shall continue to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Principal Financial Officer and a member of the Board of Directors and shall assume such other positions as reasonably requested by the Board of Directors, commencing on January 1, 2020 for a term of Four (4) years, and shall have the option to be renewed for an additional one (1) year unless earlier terminated. In exchange for his services, Mr. Sheppard shall receive a yearly salary as per the following schedule:

2020: $24,000

2021: $24,000

2022: $24,000

2023: $24,000

The foregoing summary description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement. The Employment Agreement also contains customary events of cancellation. For further information regarding the terms and conditions of the Employment Agreement, this reference is made to such agreement, which the Company has filed; herewith, as exhibit 10.01 to our Current Report on Form 8-K and is incorporated herein by this reference.

Item 2.03 – Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant

The information set forth under item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 - Financial Statements And Exhibits

(d) Exhibits

Exhibit
10.01	Employment Agreement by and between the Company and Warren Sheppard, dated February 10, 2020.	Filed Herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kibush Capital Corp.

Date: February 12, 2020	By:	/s/ Warren Sheppard
Warren Sheppard
President & CEO